Exhibit 99

                    MUTUAL OF AMERICA INVESTMENT CORPORATION

                                 CODES OF ETHICS

Revised: November 4, 2004

Preamble: This Document contains two major sections. The first section covers the Code of Ethics required to ensure compliance with Rule 17j-1 of the Investment Company Act of 1940. The second section is designed and intended to assure compliance with the Code of Ethics requirements of the Sarbanes-Oxley Act of 2002. The two sections are not mutually exclusive and must be observed independently by each person to whom they are intended to apply, so that both sections may apply to some individuals while one or the other may be applicable to other individuals.

A. Rule 17j-1 Code of Ethics - Fund Officers and Directors

1.    General Principles

Mutual of America Investment Corporation recognizes its responsibility to be familiar with and to ensure its compliance with the provisions of the Investment Company Act of 1940 (the "1940 Act"), the Securities Act of 1933, the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission promulgated under those Acts. These provisions require that the Fund's officers and directors should at all times conduct the Fund's operations with fidelity to the interests of the Fund's shareholders and in conformity with just and equitable principles.

Certain fundamental principles govern the personal investment activities of the Fund's personnel, namely: (1) the duty at all times to place the interests of Fund shareholders first; (2) the requirement that all personal securities transactions be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) that investment company personnel should not take inappropriate advantage of their positions.

This Code of Ethics establishes rules of conduct that govern personal investment activities of the Fund's officers and directors and gives effect to the prohibitions on fraudulent and manipulative practices set forth in Rule 17j-1 under the 1940 Act. The Code does not attempt to identify all possible conflicts of interest, and literal compliance with the Code will not shield access persons from liability for personal trading or other conduct that violates a fiduciary duty owed to shareholders.

2.    Definitions

(a) Access person--any director or officer of the Fund or any advisory person of the Fund or its adviser.

(b) Advisory person--(i) any director, officer or employee of the Fund or its adviser (or of any company in a control relationship to the Fund or its adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase of sale of securities by the Fund, or whose functions relate to the making of any recommendations with respect to purchases or sales by the Fund, and
      (ii) any natural person in a control relationship to the Fund who obtains information regarding securities recommendations being made to the Fund with regard to the purchase or sale of securities.

(c) Beneficial ownership--shall have the meaning provided in Section 16 of the Securities Exchange Act of 1934 and shall include ownership by immediate family members who reside in the same household, such as a spouse and dependent children.

(d)   Equivalent   security--a   security  that  has  a   substantial   economic
      relationship to another security, including with respect to an equity security any convertible security, option or warrant relating to that security, and with respect to a fixed income security any security having the same issuer, maturity, coupon and rating.

(e)   Fund--Mutual of America Investment Corporation

(f) Independent Director--a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

(g) Investment personnel--the Fund's portfolio managers, the President of the Fund, and any other advisory persons who provide investment information and/or advice to any portfolio manager and/or help execute any portfolio manager's investment decisions, including advisory persons who are research analysts and traders.

3.    Restrictions on Personal Investing Activities

(a) Black-out periods. No access person shall engage directly or indirectly in any securities activities in anticipation of a transaction by the Fund. Accordingly, securities transactions will not be permitted during certain periods as set forth below.

      (i) Access persons other than investment personnel. No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on any day during which the Fund has a pending "buy" or "sell" order in the same or an equivalent security or the Fund's investment adviser or any advisory person is actively considering recommending the security to the Fund for purchase or sale. The prohibition shall continue until the Fund's investment adviser or advisory person decides not to recommend the purchase or sale, or, if an order is pending, until the order is executed or withdrawn. This prohibition shall not apply to an independent director unless the director has actual knowledge of any pending trade or recommendation. A transaction inadvertently effected in violation of this paragraph (a)(i) will not be considered a violation of this Code if the transaction was pre-cleared pursuant to Section 5 and the access person did not have prior knowledge of trading by the Fund in the same or an equivalent security

      (ii) Investment personnel. No investment personnel shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven (7) days prior to or after the Fund's transaction in the same or equivalent security, or if the Fund is actively considering a recommended security for purchase or sale until seven (7) days after the Fund takes action with respect to the recommendation.

      (iii) Any profits realized in violation of paragraph (a)(i) or (ii) shall be disgorged.

(b) Short-term trading. No access persons shall profit in the purchase and sale, or sale and purchase, of the same or equivalent securities within 60 calendar days, unless prior written clearance is given by the President of the Fund or his/her designee, or the Chief Financial Officer when the President is seeking approval, on the basis that no abuse is involved and the equities of the situation support approval of the trade. Any profits realized in violation of this paragraph (b) shall be required to be disgorged.

(c) IPOs. Access persons (other than investment personnel) may purchase securities in an initial public offering only with written pre-clearance pursuant to Section 5. Investment personnel shall not purchase securities in any initial public offering.

(d) Private Placements. No access person shall purchase any security in a private placement (a sale exempt from the registration requirements of the Securities Act of 1933) without written pre-clearance pursuant to Section
      5. An advisory person shall disclose such investment prior to participating in the Fund's subsequent consideration of an investment in the same issuer, and such consideration shall be subject to an independent review by advisory persons who do not have any direct or indirect interest in the issuer.

4.    Purchases and Sales Not Subject to Personal Investing Restrictions

An access person shall not be prohibited under Section 3 of this Code from making the following purchases and sales of securities:

(a) purchases or sales effected in any account over which an access person has no direct or indirect influence or control, which shall include any account of the access person that is managed on a discretionary basis by a person other than the access person and with respect to which the access person does not in fact influence or control transactions;

(b) purchases or sales of securities which are not eligible for purchase or sale by the Fund;

(c) purchases or sales of securities which are direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies (mutual funds) ("Noncovered Securities");

(d) purchases or sales of securities that are non-volitional on the part of the access person;

(e) purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(f) purchases or sales in index options effected on a broad-based index if the access person has no prior knowledge of activity in such index by the Fund; and

(g) purchases which are part of an automatic investment plan in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes dividend reinvestment plans.

5.    Pre-Clearance of Securities Transactions

(a) Access persons (excluding each independent director unless the director has actual knowledge of the Fund's trades) must preclear their personal securities transactions, other than purchases or sales identified in
      Section 4 of this Code, by obtaining prior written clearance from the President of the Fund or his/her designee, or the Chief Financial Officer when the President of the Fund is seeking approval.

(b) If a transaction is not effected on a timely basis (within 48 hours) after written preclearance is granted, a request for preclearance must be resubmitted by the access person. A copy of each preclearance shall be provided promptly to the Fund's Chief Compliance Officer.

(c) Preclearance of a private placement transaction or initial public offering will be granted only when the Fund's interests are not disadvantaged and the opportunity is not being offered to an individual by virtue of his/her position with the Fund. The preclearance shall state the rationale supporting the acquisition of securities in an IPO or private placement.

6.    Other Restricted Activities

(a) Gifts. No access person shall accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund. Generally, access persons are limited to receipt in any year of gifts of not more than $100 in value, an occasional dinner or occasional receipt of theatre or sporting event tickets.

(b) Service as a director. No access person, other than an independent director, shall serve on the board of directors of a publicly traded company without obtaining prior written clearance from the President of the Fund or his/her designee, or the Chief Financial Officer when the President is seeking approval.

(c) Recommendation when interested. No access person shall recommend any securities transaction by the Fund without disclosing any direct or indirect interest he or she has in the securities or the issuer, including any ownership, position held with the issuer or its affiliates, or any present or proposed business relationship between the issuer (or its affiliates) and the access person or a party related to the access person.

7.    Reporting

(a) Initial and annual holdings reports. Each access person, other than an independent director, shall disclose all securities in which the access person has direct or indirect beneficial ownership, except securities described under Section 4(a) and 4(c) of this Code, within 10 days of becoming an access person and within 30 days of the end of each calendar year, by submitting a report to the Chief Compliance Officer in the form required by him or her ("holdings report"). Each holdings report shall state the title, number of shares and principal amount of the security involved, the name of any broker, dealer or bank with whom an account is maintained and shall reflect the date submitted and shall be current as of 45 days or less prior to the date the person becomes an access person or files the report as the case may be.

(b) Quarterly transaction reports. Each access person shall report to the Fund every transaction in a security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, except purchases and sales of securities listed in Section 4(a) (c) and
      (g) of this Code, whether or not a transaction covered by this Code takes place. A quarterly report is due within 30 days after the end of each calendar quarter, and each report must indicate the date it is submitted by the access person.

      (i) Each quarterly report shall state the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security; the date and nature of the transaction (i.e., purchase, sale or other acquisition or disposition); the price at which it was effected; the name of the broker, dealer or bank with or through whom the transaction was effected; and the name of the broker, dealer or bank with whom any account has been established and the date thereof.

      (ii) A quarterly report also may contain a statement declaring that the reporting or recording of any such transaction shall not be construed as an admission that the access person making the report has any direct or indirect beneficial ownership in the security(ies) reported.

(c) Quarterly reports by independent directors. An independent director shall not be required to make any quarterly report required under (b) above or supply confirmations or account statements if such person would be required to make any such a report solely by reason of being a director of the Fund, unless the director, at the time of the director's transaction in a security (other than a Noncovered Security listed in Section 4(c)), knew or, in the ordinary course of fulfilling his or her official duties as a director of the Fund should have known, that during the 15-day period immediately before or after the date of the transaction such security was purchased or sold by the Fund or such purchase or sale by the Fund was being considered by the Fund or its investment adviser.

(d) Brokerage statements. All access persons, other than independent directors, shall direct their brokers to supply to the Fund's Chief Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal security transactions and copies of periodic statements for all accounts.

(e)   Duplicate  reporting--exceptions for quarterly reporting.  Notwithstanding
      (b) and (c) above, an access person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund with respect to the access person for the period covered when all of the information required under (b) above is contained in the broker trade confirmations or account statements. No report is required to the extent that it duplicates information required under Rule 204(2)a-13 of the Investment Advisers Act of 1940 to be furnished to the Fund's adviser by the access person.

8.    Review of Reports

Reports required to be made pursuant to Section 7 of this Code shall be provided to the Fund's Chief Compliance Officer (or his or her designee). The reports shall be reviewed by the compliance officer and by such Fund officers or advisory persons as the President of the Fund designates.

9.    Certificate of Compliance

Each access person must certify within 30 days of each year end that he or she has:

(a)   read the Code and understood it;

(b)   complied with the Code's requirements during the past year; and

(c) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

10.   Administration

(a) Upon discovering a violation of this Code, the Fund may impose such sanctions as it deems appropriate, including, among other things, disgorgement of profits to the Fund or charity, a letter of censure, or suspension or termination of the violator's employment or position.

(b)   At least annually,  the Fund will furnish a written report to its Board of
      Directors:

      (i) certifying that procedures reasonably necessary to prevent access persons from violating this Code have been adopted;

      (ii) disclosing any significant conflicts of interest by investment personnel even if no violation of the Code has occurred, for example from directorships held or stock owned in companies whose securities are held by the Fund; and

      (iii) describing any issues that have arisen under this Code or procedures since the last report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations.

----------------------------------------------------------------------------------------------------------------------------------

                                             Summary of Code of Ethics Requirements
----------------------------------------------------------------------------------------------------------------------------------
                                                                        Access        Advisory      Investmt         Indep.
                   (See Notes below)                                   Persons         Person       Person'l        Directors
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       see         X-if know of
Black-out period--same day as Fund's trade                                 X              X           below        Fund's trade
----------------------------------------------------------------------------------------------------------------------------------

Black-out period--7-days before & after Fund's trade                                                    X
----------------------------------------------------------------------------------------------------------------------------------

Short-term trading (60 days)--pre-clearance required                                      X             X
----------------------------------------------------------------------------------------------------------------------------------
                                                                        preclear--                     see
IPOs--pre-clearance required with special review                        see below         X           below
----------------------------------------------------------------------------------------------------------------------------------

IPOs--not permitted                                                                                     X
----------------------------------------------------------------------------------------------------------------------------------

Private placemts--pre-clearance with special review                        X              X             X
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   X-if know of
Pre-clearance of all transactions except those in ss.4                     X              X             X          Fund's trade
----------------------------------------------------------------------------------------------------------------------------------

Gifts restricted to de minimis amount                                      X              X             X                X
----------------------------------------------------------------------------------------------------------------------------------

Service as director on public co.--pre-clearance req'd                     X              X             X
----------------------------------------------------------------------------------------------------------------------------------

Recommendations made--disclosure if own security                           X              X             X                X
----------------------------------------------------------------------------------------------------------------------------------

Initial and annual holdings reports                                        X              X             X
----------------------------------------------------------------------------------------------------------------------------------

Quarterly transaction reports*--every quarter                              X              X             X
----------------------------------------------------------------------------------------------------------------------------------

Quarterly transaction reports*--if director at time of trade knows                                                       X
of Fund's trade 15 days before or after
----------------------------------------------------------------------------------------------------------------------------------

*Note:  Quarterly reports cover all securities transactions except those listed in ss.4(a) & (c) of the Code
----------------------------------------------------------------------------------------------------------------------------------

Instruction  to   broker-dealers  to  deliver  confirms  and  account      X              X             X
statements to Fund's compliance officer
----------------------------------------------------------------------------------------------------------------------------------

Annual statement that have read & complied w/ Code                         X              X             X                X
----------------------------------------------------------------------------------------------------------------------------------

1. For purposes of this chart, access persons means "access persons" as defined in the Code who are not also within the definition of "advisory persons" or "investment personnel".

2. For purposes of this chart, advisory persons means "advisory persons" as defined in the Code who are not also within the definition of "investment personnel".

3.    Investment personnel means "investment personnel" as defined in the Code.

4. Special rules apply to directors who are "independent directors" as defined in the Code.

5. "Access persons" as defined in the Code should consult with the Fund's Compliance Officer if they have any questions as to whether they come within the definition under the Code of "advisory person", "investment personnel" or "independent director".

B. Section 406 of Sarbanes Oxley - Code of Ethics for Principal Executive and Senior Financial Officers

1.    Covered Officers/Purpose of the Code

This Section B of Mutual of America Investment Corporation's ("Company") code of ethics (this "Code Section") applies to the Company's Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer and Controller (the "Covered Officers") for the purpose of promoting:

(a)   Honest and ethical  conduct,  including the ethical  handling of actual or
      apparent   conflicts  of  interest   between   personal  and  professional
      relationships.

(b) Full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Company.

(c)   Compliance with applicable laws and governmental rules and regulations.

(d) The prompt internal reporting of violations of this Code Section to an appropriate person or persons identified in the Code.

(e)   Accountability for adherence to this Code Section.

Each Covered Officer shall adhere to a high standard of business ethics and shall be attentive to situations that may give rise to actual as well as apparent conflicts of interest.

2.    Actual and Apparent Conflicts of Interest

A "conflict of interest" occurs when a Covered Officer's private interest, or that of another with whom he has a pecuniary interest or a duty is not served by acts supportive of the interests of the Company and vice-versa.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Company and already are subject to conflict of interest provisions under the Investment Company Act of 1940 ("Investment Company Act") and the Investment Advisers Act of 1940 ("Investment Advisers Act"), as covered in Section A of the within Codes of Ethics. For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Company because of their status as "affiliated persons" of the Company. The Company's and the investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Section of the Codes of Ethics does not repeat, modify or replace the provisions of Section A of the Codes of Ethics, which operate independently from this Section B.

Conflicts can arise from, or as a result of, the contractual relationship between the Company and its investment adviser of which the Covered Officers may also be officers or employees. As a result, this Code Section recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Company or for the adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the adviser and the Company. This is implicit in the contractual relationship between the Company and the adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Company. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Fund's Board of Directors ("Board") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

Other conflicts of interest are covered by this Code Section even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under this Section of the Code, but these examples are not exhaustive. The main, governing principle in all situations is that the personal interest of a Covered Officer or such covered Officer's other relationship, employer or affiliates should never be placed before the interest of the Company.

Each Covered Officer must:

(a) Refrain from using his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Company whereby the Covered Officer would benefit personally (whether directly or indirectly and financially or otherwise) to the detriment of the Company.

(b) Refrain from causing the Company to take action, or to fail to take action, for the individual personal benefit of the Covered Officer or its other employer rather than the benefit the Company.

(c) Refrain from using material non-public knowledge of portfolio transactions made or contemplated for the Company, to trade personally or to cause others to trade personally in contemplation of the market effect of such transactions.

(d) Report at least annually all affiliations or other relationships that could give rise to conflicts of interest with Company.

Some possible or actual conflict of interest situations should always be approved by the Chief Compliance Officer if material. Examples of these include:

(a)   Service as a director on the board of any public or private company.

(b)   The receipt of any gifts with a value in excess of $100.00.

(c) The receipt of any entertainment from any company with which the Company has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent or otherwise of a nature as to raise any question of impropriety.

(d) Any ownership interest in, or any consulting or employment relationship with, any of the Company's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof.

(e) A direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising form the Covered Officer's employment, such as ordinary course compensation.

3.    Disclosure and Compliance

(a) Each Covered Officer shall familiarize himself with the disclosure requirements generally applicable to the Company, including by way of example prospectuses and shareholder reports.

(b) Each Covered Officer shall not knowingly misrepresent, or cause or permit others to misrepresent, facts about the Company to others, including to the Company's directors and auditors, and to governmental regulators and self-regulatory organizations.

(c) Each Covered Officer shall, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Company and the adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Company files with, or submit to, shareholders, the SEC and in other public communications made by the Company, and

(d) It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

4.    Reporting and Accountability

Each Covered Officer must:

(a) Upon adoption of the Codes of Ethics (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he has received, read, and understands the Codes of Ethics.

(b) Annually thereafter affirm to the Board that he has complied with the requirements of the Code.

(c) Refrain from retaliating against any other Covered Officer or any employee of the Company or their affiliated persons for reports of potential violations that are made in good faith, and

(d) Notify the Chief Compliance Officer promptly if he becomes aware of any violation of this Code. Failure to do so is itself a violation of this Code.

The Chief Compliance Officer is responsible for applying this Code Section to specific situations in which questions are presented under it and has the authority to interpret this Code Section in any particular situation. However, any approvals or waivers sought by the Principal Executive Officer and Senior Financial Officers will be considered by the Chief Compliance Officer.

The Company will follow these  procedures in  investigating  and enforcing  this
Code:

(a) The General Counsel or Chief Compliance Officer will take all appropriate action to investigate any potential violations reported to him.

(b) If, after such investigation, the General Counsel or Chief Compliance Officer believes that no violation has occurred, the General Counsel or Chief Compliance Officer, as the case may be, is not required to take any further action.

(c) Any matter that the General Counsel or Chief Compliance Officer believes is a violation will be reported to the Audit Committee.

(d) If the Audit Committee concurs that a violation has occurred, it will inform and, if appropriate, make a recommendation to the Board, for appropriate action.

(e) The Audit Committee and Board will be responsible for granting waivers, as appropriate; and

(f) Any changes to or waivers of this Code Section will, to the extent required, be disclosed as provided by SEC rules.

5.    Other Policies and Procedures

This Code Section shall be the sole code of ethics adopted by the Company for purposes of complying with Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Company, its adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code Section, they are superseded by this Code Section to the extent that they overlap or conflict with the provisions of this Code Section. The Company's and its investment adviser's and principal underwriter's codes of ethics under Rule 17j-1 under the Investment Company Act and more detailed policies and procedures to implement the Codes of Ethics are separate requirements applying to the Covered Officers and others, and are not part of this Code Section.

6.    Amendments

Any amendments to this Code Section must be approved or ratified by a majority vote of the Board, including a majority of independent directors.

7.    Confidentiality

All reports and records  prepared or  maintained  pursuant to this Code  Section will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code Section, such matters shall not be disclosed to anyone other than the Board the appropriate Company Officers and the Company's investment adviser.

8.    Certain Terms

For the sake of convenience in drafting, the masculine pronoun has been used throughout this document in referring to employees and officers. It is the intent of this document that in all cases the use of the masculine pronoun shall be deemed to include both masculine and feminine pronouns.

Date: November 4, 2004